Exhibit 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


         As independent chartered accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 25, 1999 included in Digital Courier Technologies, Inc.'s Proxy Statement for the Special Meeting of Shareholders held October 5, 1999.

By:/s/PRICEWATERHOUSECOOPERS
----------------------------
PRICEWATERHOUSECOOPERS

St. Johns, Antigua
March 28, 2000